Exhibit 5.1

September 14, 2012

Alimera Sciences, Inc.

6120 Windward Parkway, Suite 290

Alpharetta, GA 30005

Re:	Registration Statement (File No. 333-174586)

Ladies and Gentlemen:

This opinion is furnished to Alimera Sciences, Inc. (the “Company”), in connection with the filing with the Securities and Exchange Commission on September 14, 2012 of a post effective amendment to the registration statement on Form S-3 (File No. 333-174586) on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of up to an aggregate of 1,000,000 units (the “Units”), with each Unit consisting of (a) one share of Series A Preferred Stock, par value $0.01 per share (the “Shares”), which is convertible into shares of common stock, par value $0.01 per share (the “Common Stock”), and (b) one warrant to purchase 0.30 Shares (the “Warrants” and, collectively with the Shares and Common Stock, the “Securities”). Each Warrant shall have an initial exercise price of $44.00 per Share and will be exercisable for five (5) years. The Registration Statement also registers (i) the Common Stock issuable upon conversion of the Shares, including the conversion of the Shares issuable upon exercise of the Warrants and (ii) in the event the Warrants are exercised for Common Stock, the Common Stock issuable upon exercise of the Warrants.

This opinion letter is being delivered at your request in accordance with the requirements of Paragraph 29 of Schedule A to the Securities Act and Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

The Units are to be sold pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) among the Company and the purchasers named therein.

In connection with this opinion, we have examined the Registration Statement, the most recent prospectus included in the Registration Statement on file with the Securities and Exchange Commission as of the date of this opinion letter (the “Prospectus”), the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, the form Certificate of Designation of Series A Convertible Preferred Stock filed as an exhibit to the Registration Statement (the “Certificate of Designation”), establishing the terms of the Shares, in each case as in effect as of the date of this opinion letter, as certified by the Secretary of the Company, the corporate action of the Company relating to the Registration Statement and the authorization for issuance and sale of the Units and matters in connection therewith and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.

We have also examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, a certificate of an officer of the Company. We have not independently established any of the facts on which we have so relied.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity, that the representations of officers and employees of the Company are correct as to questions of fact, that the board of directors will have taken all action necessary to set the issuance price of the securities, and that each party to the documents we have examined or relied on (other than the Company) has the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents, and the validity and binding effect thereof of such parties. We also have assumed that the Company will not in the future issue or otherwise make unavailable so many shares of Common Stock that there are insufficient authorized and unissued shares of Common Stock remaining and available for issuance pursuant to the conversion of the Shares, including the Shares issued upon the exercise of the Warrants, and the exercise of the Warrants for Common Stock. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are limited to the General Corporation Law of the State of Delaware and, solely in connection with the opinions in numbered paragraph 2 below, the laws of the State of New York. We are not rendering any opinion on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority. The opinions set forth below are rendered as of the date of this opinion letter. We assume no obligation to update or supplement any of such opinions to reflect any change of law or fact that may occur.

Based upon and subject to the foregoing and subject to the additional qualifications set forth below, we are of the opinion that when (a) the Registration Statement becomes effective under the Securities Act and (b) the Certificate of Designation has been filed with the Delaware Secretary of State as required by applicable law:

1. The Shares comprising the Units will be duly authorized for issuance by the Company and, when issued and paid for in accordance with the Securities Purchase Agreement, will be validly issued, fully paid and non-assessable;

2. The Warrants comprising the Units, when duly executed, issued and delivered by the Company against payment therefor in accordance with the terms of the Securities Purchase Agreement, will constitute valid and binding obligations of the Company (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured partied generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity);

3. The Common Stock issuable upon conversion of the Shares, when such Shares are converted in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and non-assessable.

4. The Shares or Common Stock issuable upon exercise of the Warrants, when issued, paid for (which amount shall be not less than the par value of the Shares or Common Stock, as applicable) and delivered upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable; and

5. The Common Stock issuable upon conversion of the Shares issuable upon exercise of the Warrants, when such Shares are converted in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and non-assessable.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act; (ii) the Securities Purchase Agreement will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Securities issued by the Company will be duly authorized by all necessary corporate action by the Company and any other agreement pursuant to which such Securities may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company is and will remain duly organized, validly existing and in good standing under applicable state law; and (v) the Company will have reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock and Preferred Stock as is necessary to provide for the issuance of the shares of Common Stock and Preferred Stock pursuant to the Registration Statement.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provision providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws. Our opinions expressed herein are also subject to the qualification that no term or provision shall be included in any Warrant or any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinions.

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and further consent to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement, and in any amendment or supplement thereto.

Very truly yours,

/s/ Gunderson Dettmer Stough

Villeneuve Franklin & Hachigian, LLP

GUNDERSON DETTMER STOUGH

VILLENEUVE FRANKLIN & HACHIGIAN, LLP